                                                                     EXHIBIT 99a



FINANCIAL STATEMENTS
Wood Oil Company
Years ended July 31, 2001 and 2000

                         Report of Independent Auditors

The Board of Directors
Wood Oil Company

We have audited the accompanying balance sheets of Wood Oil Company (the Company) as of July 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wood Oil Company at July 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended July 31, 2001 in conformity with accounting principles generally accepted in the United States.

                                                   Ernst & Young, L.L.P.

Oklahoma City, Oklahoma
October 4, 2001

                                Wood Oil Company

                                 Balance Sheets


                                                                                          JULY 31
                                                                                   2001              2000
                                                                               ------------      ------------
ASSETS
Current assets:
   Cash and cash equivalents                                                   $  4,677,904      $    204,983
   Oil and gas sales receivable                                                   1,075,088         1,057,439
   Notes and accounts receivable from officers and stockholders
                                                                                      6,844             6,475
                                                                               ------------      ------------
Total current assets                                                              5,759,836         1,268,897

Notes and accounts receivable from officers and stockholders due
   after one year                                                                   261,585           250,268
Investments in partnerships                                                       1,021,719         1,472,619

Property and equipment at cost, based on successful efforts accounting:
   Producing oil and gas properties                                              14,600,676        12,442,108
   Nonproducing oil and gas properties                                            2,539,633         2,519,709
   Land, buildings, and other                                                     1,114,844         1,053,660
                                                                               ------------      ------------
                                                                                 18,255,153        16,015,477
   Less accumulated depreciation, depletion, and amortization
                                                                                (11,038,928)      (10,408,940)
                                                                               ------------      ------------
Net properties and equipment                                                      7,216,225         5,606,537

Other assets                                                                        113,175           113,163
                                                                               ------------      ------------
Total assets                                                                   $ 14,372,540      $  8,711,484
                                                                               ============      ============

                                                                                      JULY 31
                                                                               2001             2000
                                                                           ------------     ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $    266,885     $    155,955
   Income taxes payable                                                         169,816           15,736
   Deferred income taxes                                                        755,000               --
   Notes payable due within one year                                                 --          611,474
                                                                           ------------     ------------
Total current liabilities                                                     1,191,701          783,165



Notes payable due after one year                                                     --          635,255



Deferred income taxes                                                           960,000          425,000



Stockholders' equity:
   Common stock, $1 par value; 2,000,000 authorized shares; 615,701
     shares issued and outstanding                                              615,701          615,701
   Retained earnings                                                         11,605,138        6,252,363
                                                                           ------------     ------------
Total stockholders' equity                                                   12,220,839        6,868,064
                                                                           ------------     ------------
Total liabilities and stockholders' equity                                 $ 14,372,540     $  8,711,484
                                                                           ============     ============


See accompanying notes.

                                Wood Oil Company

                            Statements of Operations


                                                                            YEARS ENDED JULY 31
                                                                  2001             2000              1999
                                                              ------------     ------------      ------------
Revenues:
   Oil and gas sales                                          $  9,519,924     $  5,253,689      $  3,135,940
   Equity interest in earnings (loss) of partnerships              639,803          194,899           (87,940)
   Gain on sale of assets, net (Note 5)                          1,600,383           61,531           119,594
   Other                                                           149,383           77,641           101,663
                                                              ------------     ------------      ------------
                                                                11,909,493        5,587,760         3,269,257

Expenses:
   Lease operating expenses and production taxes                 1,793,235        1,239,292         1,059,556
   Exploration costs                                               455,768          273,753           708,658
   General and administrative                                    1,219,002        1,021,467         1,285,834
   Depreciation, depletion, amortization, and
     impairment                                                  1,263,663          756,824         1,142,221
   Interest                                                         45,340          163,390           128,147
                                                              ------------     ------------      ------------
                                                                 4,777,008        3,454,726         4,324,416
                                                              ------------     ------------      ------------
Income (loss) before provision (benefit) for income
   taxes                                                         7,132,485        2,133,034        (1,055,159)

Provision (benefit) for income taxes                             1,595,000          567,000          (388,000)
                                                              ------------     ------------      ------------
Net income (loss)                                             $  5,537,485     $  1,566,034      $   (667,159)
                                                              ============     ============      ============


See accompanying notes.

                                Wood Oil Company

                       Statements of Stockholders' Equity


                                                     COMMON STOCK
                                            -----------------------------       RETAINED
                                               SHARES           AMOUNT          EARNINGS           TOTAL
                                            ------------     ------------     ------------      ------------
Balance at July 31, 1998                         615,701     $    615,701     $  5,384,273      $  5,999,974
   Net loss                                           --               --         (667,159)         (667,159)
   Cash dividends ($.05 per share)                    --               --          (30,785)          (30,785)
                                            ------------     ------------     ------------      ------------
Balance at July 31, 1999                         615,701          615,701        4,686,329         5,302,030
   Net income                                         --               --        1,566,034         1,566,034
                                            ------------     ------------     ------------      ------------
Balance at July 31, 2000                         615,701          615,701        6,252,363         6,868,064
   Net income                                         --               --        5,537,485         5,537,485
   Cash dividends ($.30 per share)                    --               --         (184,710)         (184,710)
                                            ------------     ------------     ------------      ------------
Balance at July 31, 2001                         615,701     $    615,701     $ 11,605,138      $ 12,220,839
                                            ============     ============     ============      ============


See accompanying notes.

                                Wood Oil Company

                            Statements of Cash Flows


                                                                               YEAR ENDED JULY 31
                                                                    2001              2000              1999
                                                                ------------      ------------      ------------
OPERATING ACTIVITIES
Net income (loss)                                               $  5,537,485      $  1,566,034      $   (667,159)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
     Equity interest in (income) loss of partnerships               (639,803)         (194,899)           87,940
     Deferred income taxes                                         1,290,000           500,000          (276,000)
     Exploration costs                                               455,768           273,753           708,658
     Depreciation, depletion, amortization, and
       impairment                                                  1,263,663           756,824         1,142,221
     Gain on sale of assets                                       (1,600,383)          (61,531)         (119,594)
     Cash provided by (used in) changes in assets and
       liabilities:
         Oil and gas sales receivable                                (17,649)         (578,533)          (49,036)
         Accounts payable                                            110,930           104,646          (132,459)
         Income taxes payable                                        154,080           179,390          (110,889)
                                                                ------------      ------------      ------------
Net cash provided by operating activities                          6,554,091         2,545,684           583,682

INVESTING ACTIVITIES
Proceeds from sale of oil and gas properties                         441,317           106,700           695,495
Proceeds from sale and liquidation of partnerships                 1,969,162                --                --
Capital expenditures, including dry hole costs                    (3,369,063)       (2,348,312)       (2,007,514)
Investment in partnerships                                          (300,000)               --                --
Proceeds from distributions from partnerships                        620,551           390,684           183,110
Collections on notes receivable from officers and
   stockholders                                                        2,314             1,513             2,555
Advances on notes receivable from officers and
   stockholders                                                      (14,000)          (14,000)          (14,000)
Purchases of other assets                                                (12)             (749)              (26)
                                                                ------------      ------------      ------------
Net cash used in investing activities                               (649,731)       (1,864,164)       (1,140,380)

                                Wood Oil Company

                                                                          YEAR ENDED JULY 31
                                                               2001              2000              1999
                                                           ------------      ------------      ------------
FINANCING ACTIVITIES
Proceeds from borrowings on long-term debt                 $         --      $    466,662      $    920,000
Principal payments on long-term debt                         (1,246,729)       (1,057,131)         (305,142)
Payment of dividends                                           (184,710)               --           (30,785)
                                                           ------------      ------------      ------------
Net cash used in financing activities                        (1,431,439)         (590,469)          584,073
                                                           ------------      ------------      ------------
Net increase in cash and cash equivalents                     4,472,921            91,051            27,375

Cash and cash equivalents at beginning of year
                                                                204,983           113,932            86,557
                                                           ------------      ------------      ------------
Cash and cash equivalents at end of year                   $  4,677,904      $    204,983      $    113,932
                                                           ============      ============      ============

Supplemental disclosure of cash flow information:
   Interest                                                $     45,340      $    163,390      $    127,994
   Income taxes, net of refunds                                 151,010                --                --


See accompanying notes.

                                Wood Oil Company

                          Notes to Financial Statements

                             July 31, 2001 and 2000



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Wood Oil Company (the Company) operates primarily in the upstream segment of the oil and gas industry with activities including the ownership of non-operating working interest and royalty interests in oil and gas properties. The majority of the Company's operations are concentrated in Oklahoma and Texas.

CASH AND CASH EQUIVALENTS

All highly liquid short-term instruments purchased with original maturities of three months or less when purchased by the Company are considered to be cash equivalents.

INVESTMENT IN PARTNERSHIPS

The Company's interest in oil and gas partnerships is accounted for under the equity method. Investments in non-oil and gas partnerships where the Company does not exercise significant influence are accounted for under the cost method.

OIL AND GAS PROPERTIES

The Company follows the successful efforts method of accounting for oil and gas producing activities. Intangible drilling and other costs of successful wells and development dry holes are capitalized and amortized. The costs of exploratory wells are initially capitalized, but charged against income if and when the well is determined to be nonproductive. Oil and gas mineral and leasehold costs are capitalized when incurred.

DEPRECIATION, DEPLETION, AMORTIZATION, AND IMPAIRMENT

Depreciation, depletion, and amortization of the costs of producing oil and gas properties are generally computed using the units of production method primarily on a separate-property basis using proved reserves as estimated annually by an independent petroleum engineer. Depreciation of non-oil and gas property is generally computed on a straight-line method over the estimated useful lives of the assets, not exceeding 22.5 years.

                                Wood Oil Company

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company has significant royalty interests in wells for which the Company does not share in the costs associated with the wells. Estimated costs of future dismantlement, restoration, and abandonment of wells in which the Company owns a working interest are not expected to differ significantly from the estimated salvage value of equipment from such wells and, accordingly, no accrual of such costs is included in the accompanying financial statements.

Non-producing oil and gas properties include non-producing minerals and leasehold costs. Non-producing minerals consist of perpetual ownership of mineral interests in several states, including Oklahoma and Texas. Impairment of non-producing minerals is recognized based on experience and management judgment. Non-producing leasehold consists of costs to acquire oil and gas leases. Impairment of non-producing leasehold costs is assessed on a property-by-property basis. For the years ended July 31, 2001, 2000, and 1999, impairment of $403,130, $166,760, and $323,880, respectively, was incurred on the Company's non-producing oil and gas properties and is included in depreciation, depletion, amortization, and impairment expense.

The Company follows Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires that long-lived assets be reviewed for impairment. Impairment is to be assessed at the lowest level for which there are identifiable cash flows for the Company's asset base and any impairment is to be measured based on the fair value of the assets. The Company assesses impairment of its producing oil and gas properties using undiscounted future net revenues on a field-by-field approach and, when impairment exists, estimates fair value using a discounted future cash flow approach. No impairment of producing oil and gas properties was required for the years ending July 31, 2001, 2000, and 1999.

OIL AND GAS SALES AND GAS IMBALANCES

The Company sells oil and natural gas to various customers, recognizing revenues as produced oil and gas is sold. Oil and gas sales are generally unsecured. The Company has not experienced significant credit losses in prior years and is not aware of any significant uncollectible accounts at July 31, 2001. The Company follows the sales method of accounting for natural gas production imbalances. Under this method, a receivable or

                                Wood Oil Company

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

liability is recorded to the extent than an under-produced or overproduced position in a reservoir cannot be recouped through the production of remaining reserves. At July 31, 2001 and 2000, the Company had no material gas imbalances.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

EARNINGS PER COMMON SHARE

Basic earnings per share is calculated using income available to common shareowners divided by the weighted average number of common shares outstanding during the year. As the Company had no potential common shares in any of the periods presented, diluted earnings per share and basic earnings per share are the same.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and variable rate long-term debt approximate their fair values. The fair value of the Company's fixed rate notes receivable and fixed rate long-term debt is believed to approximate the carrying amount due to the insignificant difference in fixed rates of such instruments from those existing at July 31, 2001 and 2000.

                                Wood Oil Company

2. NOTES PAYABLE

Notes payable consist of the following:

                                                                                            2001             2000
                                                                                        ------------     ------------

Unsecured revolving line of credit, interest payable monthly at Chase
   prime (9.5% at July 31, 2000)                                                        $         --     $    494,694

Unsecured 7.5% note payable to former stockholder, payable in monthly installments of $9,924, including interest, due May 10, 2003
                                                                                                  --          295,082

Mortgage note payable bearing interest at Chase Prime (9.5% at July 31, 2000), payable in monthly installments of $4,960, including interest with final payment due on November 18, 2004, secured by real property
                                                                                                  --          456,953
                                                                                        ------------     ------------
Total notes payable                                                                               --        1,246,729
Less current installments of notes payable                                                        --         (611,474)
                                                                                        ------------     ------------
Notes payable due after one year                                                        $         --     $    635,255
                                                                                        ============     ============

3. INCOME TAXES

The Company's provision (benefit) for income taxes is detailed as follows:

                          2001           2000            1999
                       ----------     ----------      ----------
Current
   Federal             $  300,000     $   66,000      $ (113,000)
   State                    5,000          1,000           1,000
                       ----------     ----------      ----------
                          305,000         67,000        (112,000)
Deferred
   Federal              1,168,000        452,000        (255,000)
   State                  122,000         48,000         (21,000)
                       ----------     ----------      ----------
                        1,290,000        500,000        (276,000)
                       ----------     ----------      ----------
                       $1,595,000     $  567,000      $ (388,000)
                       ==========     ==========      ==========

                                Wood Oil Company

3. INCOME TAXES (CONTINUED)

The difference between the provision for income taxes and the amount which would result from the application of the federal statutory rate of 34% to income before provision for income taxes is analyzed below:

                                                                    2001              2000              1999
                                                                ------------      ------------      ------------
Provision (benefit) for income taxes at statutory rate          $  2,425,000      $    725,000      $   (359,000)
Percentage depletion                                                (884,000)         (195,000)               --
Tight-sands gas credits                                              (79,000)           (6,000)               --
State income taxes, net of federal benefit                            76,000            32,000           (20,000)
Other                                                                 57,000            11,000            (9,000)
                                                                ------------      ------------      ------------
                                                                $  1,595,000      $    567,000      $   (388,000)
                                                                ============      ============      ============

Deferred tax assets and liabilities, resulting from differences between the financial statement carrying amounts and the tax bases of assets and liabilities, consist of the following:

                                                                                  2001             2000
                                                                              ------------     ------------
Deferred tax liabilities:
   Intangible drilling costs capitalized for financial purposes and
     expensed for tax                                                         $  1,001,000     $    442,000
   Gain on sale of partnership interests                                           659,000               --
   Other                                                                            55,000          114,000
                                                                              ------------     ------------
                                                                                 1,715,000          556,000
Deferred tax assets:
   Alternative minimum tax credit carryforwards                                         --          131,000
                                                                              ------------     ------------
Net deferred tax liabilities                                                  $  1,715,000     $    425,000
                                                                              ============     ============

At July 31, 2001, the Company has a carryforward of percentage depletion in excess of the statutory limitations of approximately $3.7 million which may be used to reduce future taxable income to the extent percentage depletion in the future does not exceed such limitations.

                                Wood Oil Company

4. COMMITMENTS AND CONTINGENCIES

On July 1, 1998, a stockholder of the Company filed a petition against the Company and another stockholder of the Company making a number of allegations and seeking the invalidity of a shareholder's agreement and damages. In connection with the sale of the Company's stock on October 1, 2001, as discussed in Note 6, the lawsuit was dismissed.

On January 31, 2001, the Company implemented the Change in Control Severance Pay Plan of the Company that provides for the payment of severance benefits totaling approximately $1.8 million upon a change in control, as defined.

5. GAIN ON SALE OF ASSETS

In May 2001, the Company received $1,969,162 in proceeds from two partnerships, in which the Company owned an interest, that sold the underlying oil and gas properties to a third party and liquidated the partnerships. The Company recognized a gain on the sale of these two partnerships in 2001 of $1,443,145. The Company's equity interest in the earnings of these two partnerships aggregated $343,983 and $63,668 in 2001 and 2000, respectively.

Also in July 2001, the Company recognized a loss of $244,135 on the sale of another partnership interest to a stockholder.

6. SUBSEQUENT EVENT

On October 1, 2001, in connection with an Agreement and Plan of Merger among Panhandle Royalty Company (Panhandle), PHC, Inc., and the Company, dated August 9, 2001, all of the common stock of the Company was sold to Panhandle. Immediately prior to the closing of the merger with Panhandle, the Company made payments totaling $1,647,500 (Panhandle also assumed a liability of $125,500) as required under The Change in Control Severance Plan of the Company (see Note 4) and the outstanding balances at July 31, 2001 under the notes receivable and accounts receivable from officers and stockholders of $268,429 were collected.

                                Wood Oil Company

7. INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

All oil and gas producing activities of the Company are conducted within the United States (principally Oklahoma and Texas) and represent substantially all of the business activities of the Company.

The Company has interests in a field of properties, the production on which was sold to one purchaser, which accounted for approximately 24% of the Company's gas revenues in fiscal 2001. The operator of the wells in this field has entered into contracts to sell and deliver a substantial quantity of the gas volumes produced from this field at a weighted average minimum price of $4.57 and a weighted average maximum price of $5.84 per MMbtu. The contracts relate to volumes produced from April 1, 2001 through September 30, 2001.

AGGREGATE CAPITALIZED COSTS

The aggregate amount of capitalized costs of oil and gas properties and related accumulated depreciation, depletion, and amortization for July 31 is as follows:

                                                                   2001             2000
                                                               ------------     ------------
Producing properties                                           $ 14,600,676     $ 12,442,108
Non-producing properties                                          2,539,633        2,519,709
                                                               ------------     ------------
                                                                 17,140,309       14,961,817
Accumulated depreciation, depletion, and amortization            10,791,801       10,172,158
                                                               ------------     ------------
Net capitalized costs                                          $  6,348,508     $  4,789,659
                                                               ============     ============

COSTS INCURRED

During the reporting period, the Company incurred the following costs in oil and gas producing activities:

                                        2001                2000
                                   ---------------     ---------------
Property acquisition costs         $       100,000     $            --
Exploration costs                          753,081             421,770
Development costs                        2,405,797           1,222,343
                                   ---------------     ---------------
                                   $     3,258,878     $     1,644,113
                                   ===============     ===============

                                Wood Oil Company

8. SUPPLEMENTARY INFORMATION ON OIL AND GAS RESERVES (UNAUDITED)

The following unaudited information regarding the Company's oil and natural gas reserves is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission (SEC) and SFAS No. 69, Disclosures About Oil and Gas Producing Activities.

Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Because the Company's non-producing mineral and leasehold interests consist of various small interests in numerous tracts located primarily in Oklahoma, and Texas, it is not economically feasible for the Company to provide estimates of all proved undeveloped reserves.

The Company's net proved oil and gas reserves as of July 31, 2001 and 2000, have been estimated by independent petroleum engineering firms as of October 1, 2001, August 1, 2001, and August 1, 2000, using economic and operating conditions existing at July 31 of each respective year. These estimates were adjusted, as necessary, for production, revisions, extensions, and discoveries to arrive at the information presented as of and for the years ended July 31, 2001 and 2000. All studies have been prepared in accordance with regulations prescribed by the Securities and Exchange Commission. Since the determination and valuation of proved reserves is a function of testing and estimation, the reserves presented should be expected to change as future information becomes available.

                                Wood Oil Company

8. SUPPLEMENTARY INFORMATION ON OIL AND GAS RESERVES (UNAUDITED) (CONTINUED)

ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES

The following table presents the Company's net proved (including certain undeveloped reserves described above) oil and gas reserve quantities as of July 31, 2001 and 2000, and the changes in reserves for the years then ended based on the reserve quantity estimates of the independent petroleum engineering studies discussed above:

                                                       PROVED RESERVES
                                                    ---------------------
                                                       OIL         GAS
                                                    (Mbarrels)    (Mmcf)
                                                    ----------   --------
July 31, 1998                                              216      6,698
Production                                                 (59)    (1,467)
                                                    ----------   --------
July 31, 1999                                              157      5,231

Revisions of previous estimates                            (22)       301
Extensions and discoveries                                  80        558
Production                                                 (57)    (1,451)
                                                    ----------   --------
July 31, 2000                                              158      4,639

Revisions of previous estimates (1)                        366      7,205
Extensions and discoveries                                  24        296
Production                                                 (62)    (1,767)
                                                    ----------   --------
July 31, 2001                                              486     10,373
                                                    ==========   ========

(1) Includes significant upward revisions on the Potato Hills and other fields as a result of additional production history and new reserves assigned to previously producing wells not previously engineered.

                                Wood Oil Company

8. SUPPLEMENTARY INFORMATION ON OIL AND GAS RESERVES (UNAUDITED) (CONTINUED)

                          PROVED DEVELOPED RESERVES         PROVED UNDEVELOPED RESERVES
                         --------------------------         ---------------------------
                             OIL              GAS              OIL                GAS
                         (Mbarrels)         (Mmcf)          (barrels)            (mcf)
                         ----------        --------         ---------           -------
July 31, 1999                   157           5,231                --                --
                         ==========        ========         =========           =======

July 31, 2000                   158           4,639                --                --
                         ==========        ========         =========           =======

July 31, 2001                   388           9,315                98             1,058
                         ==========        ========         =========           =======

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

Estimates of future cash flows from proved oil and gas reserves, based on current prices and costs for year-end July 31, are shown in the following table. Estimated income taxes are calculated by (i) applying the appropriate year-end tax rates to the estimated future pretax net cash flows less depreciation of the tax basis of properties and statutory depletion allowances and (ii) reducing the amount in (i) for estimated tax credits to be realized in the future for gas produced from "tight-sands."

                                                                2001             2000             1999
                                                            ------------     ------------     ------------
Future cash inflows                                         $     49,691     $     15,512     $     13,459
Future production costs                                           14,869            5,753            5,762
Future development costs                                             597               25              (55)
                                                            ------------     ------------     ------------
Future net cash inflows before future income tax
   expenses                                                       34,225            9,734            7,752

Future income tax expense                                          8,941            2,205            1,719
                                                            ------------     ------------     ------------
Future net cash flows                                             25,284            7,529            6,033

10% annual discount                                                8,628            1,884            2,635
                                                            ------------     ------------     ------------
Standardized measure of discounted future net cash
   flows                                                    $     16,656     $      5,645     $      3,398
                                                            ============     ============     ============

                                Wood Oil Company

8. SUPPLEMENTARY INFORMATION ON OIL AND GAS RESERVES (UNAUDITED) (CONTINUED)

Changes in the standardized measure of discounted future net cash flows are as follows:

                                                               2001            2000            1999
                                                            ----------      ----------      ----------
Beginning of year                                           $    5,645      $    3,398      $    4,828
Changes resulting from:
   Sales of oil and gas, net of production costs                (7,727)         (4,014)         (2,076)
   Net change in sales prices and production costs               6,229           3,082            (200)
   Net change in future development costs                         (424)            (47)             --
   Extensions and discoveries                                      754           1,348              --
   Revisions of quantity estimates                              16,110             219              --
   Accretion of discount                                           564             340             483
   Net change in income taxes                                   (4,154)           (347)            361
   Change in timing and other, net                                (341)          1,666               2
                                                            ----------      ----------      ----------
End of year                                                 $   16,656      $    5,645      $    3,398
                                                            ==========      ==========      ==========


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